Exhibit 99.1

November 8, 2005

Texas United Bancshares Announces Third Quarter 2005 Earnings

Net Income Increases 72.3% and Diluted EPS Increases 17.2%

Third Quarter 2005 Highlights:

•	Net income was $2.7 million or $0.34 per diluted share, up 72.3% and 17.2%, respectively, compared with the third quarter of 2004

•	Return on average tangible equity (“ROATE”) for the third quarter of 2005 was 18.44%

•	Net interest income, before provision for loan losses, was up 71.7% compared with the third quarter in 2004

•	Net interest margin was 4.85%, a 52 basis point improvement compared with 4.33% for the third quarter of 2004

•	Noninterest income was $6.4 million, up 23.7% compared with the third quarter of 2004

•	Total loans at September 30, 2005 were up $154.3 million or 22.2% compared to December 31, 2004

•	Proposed acquisition of The Express Bank of Texas was announced on October 26, 2005

•	Acquisition of Gateway Holding Company, Inc. expected to close in the fourth quarter of 2005, subject to shareholder approval

•	New and upcoming banking centers include: Wellborn Road branch in College Station, Texas and the Magnolia branch in Magnolia, Texas (part of the northwest Houston-metro area), both of which were opened during the third quarter 2005; Copperfield branch in College Station, Texas scheduled to open in December 2005

LA GRANGE, Texas, November 8, 2005 — Texas United Bancshares, Inc. (NASDAQ: TXUI), a community banking organization and parent company of State Bank, La Grange, Texas and GNB Financial, n.a., Gainesville, Texas, today reported net income of $2.7 million for the third quarter ended September 30, 2005, an increase of $1.1 million or 72.3% compared with $1.6 million in the same quarter of 2004. Diluted earnings per share for the third quarter of 2005 were $0.34, up $0.05 or 17.2% compared with $0.29 per diluted share for the third quarter of 2004. The higher net income and diluted share earnings for the third quarter of 2005, compared with the same quarter of 2004, were primarily due to the effect of the acquisitions of the two Central Bank branches and GNB Bancshares, Inc. in the third and fourth quarters of 2004, in addition to internal growth and higher market interest rates on earning assets resulting in net interest margin improvement. The return on average tangible equity for the third quarter 2005 was 18.44%.

Diluted earnings per share for the third quarter of 2005 reflect the sale of 2,300,000 shares of common stock through a public offering in August 2004 and the issuance of approximately 1,457,000 shares in connection with the acquisition of GNB Bancshares, Inc. in October 2004. The weighted average diluted shares outstanding for the third quarter of 2005 were approximately 7,979,000 compared with 5,421,000 for the same quarter of 2004.

Net income for the nine months ended September 30, 2005 was $8.1 million, an increase of $3.5 million or 75.4% compared with $4.6 million for the same period in 2004. Diluted earnings per share for the nine months ended September 30, 2005 were $1.02, up $0.02 per diluted share compared with the same period in 2004. The higher net income and diluted share earnings for the nine months ended September 30, 2005, compared with the same period in 2004, were primarily due to the effect of the 2004 acquisitions, higher market interest rates and increased gains on sales of mortgage loans. The diluted per share results for the nine months ended September 30, 2005 were also affected by the above-mentioned issuance of common stock. The weighted average diluted shares outstanding for the nine months ended September 30, 2005 were approximately 7,965,000 compared with 4,605,000 for the same period in 2004.

Don Stricklin, President and CEO of Texas United Bancshares, Inc., commented, “Our third quarter results reflect our continued efforts with our strategic expansion and we were pleased to announce our pending acquisition of The Express Bank of Texas which will enhance our market share in the Austin-metro area. The acquisition of Gateway Holding Company, Inc. is scheduled to close in the fourth quarter of 2005, pending shareholder approval, further enhancing our presence in the north Texas market. Our recent expansions have required us to enhance our back office operations and we have added experienced staff and technology accordingly; positioning our infrastructure for future growth.”

Net interest income, before the provision for loan losses, for the third quarter ended September 30, 2005 was $13.7 million, up $5.7 million or 71.7% compared with $8.0 million for the same quarter in 2004. The net interest margin for the third quarter ended September 30, 2005 was 4.85%, up 52 basis points compared with 4.33% for the same quarter in 2004. Net interest income, before the provision for loan losses, for the nine months ended September 30, 2005 was $38.2 million, up $16.9 million or 79.5% compared with $21.3 million for the same period in 2004. The net interest margin for the nine months ended September 30, 2005 was 4.81%, up 46 basis points compared with 4.35% for the same period in 2004. The net interest margin for both periods benefited from the gradual increase in short-term market interest rates over the past twelve to fifteen months. The increases in net interest income and the improved net interest margins for both periods were primarily the result of additional interest income earned on larger earning-asset volumes coupled with higher earning-asset yields that were partially offset by additional interest expense on a higher volume of interest-bearing liabilities coupled with higher interest rates paid for those funding sources.

Noninterest income for the third quarter ended September 30, 2005 was $6.4 million, up $1.2 million or 23.7% compared with $5.2 million for the same quarter of 2004. Noninterest income for the nine months ended September 30, 2005 was $18.9 million, up $4.6 million or 32.4% compared with $14.3 million for the same period in 2004. The increases in both periods were primarily the result of increased fees collected on additional loan and deposit accounts as a result of the 2004 acquisitions and internal growth. The increased gains on sales of mortgage loans for the nine months ended September 30, 2005 was primarily the result of increased mortgage banking activities and higher mortgage loan origination volumes.

Noninterest expense for the third quarter ended September 30, 2005 was $15.2 million, an increase of $4.9 million or 47.8% compared with $10.3 million for the same quarter in 2004. Noninterest expense for the nine months ended September 30, 2005 was $42.3 million, up $14.6 million or 53.0% compared with $27.6 million for the same period in 2004. The increase in both periods reflect the impact of Texas United’s expansion activities over the past six quarters, including additional staffing to handle expanded back office operations, professional fees related to compliance and acquisition projects, the construction of three full-service banking centers, expanded mortgage banking activities, the acquisition of GNB

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Bancshares, Inc. and the acquisition of the two Central Bank branches. For the third quarter of 2005, the efficiency ratio was 75.12%, an improvement of 283 basis points compared with 77.95% for the same quarter in 2004. For the nine months ended September 30, 2005 the efficiency ratio was 73.73%, an improvement of 394 basis points compared with 77.67% for the same period in 2004.

Nonperforming assets at September 30, 2005 were $6.1 million or 0.49% of total assets, compared with $2.6 million or 0.31% of total assets at September 30, 2004. Net charge-offs for the third quarter of 2005 were $584,000 or 0.28% of average loans, compared with $287,000 or 0.24% of average loans at September 30, 2004. The allowance for loan losses at September 30, 2005 was $7.8 million or 0.92% of total loans.

Total assets at September 30, 2005 were $1.3 billion, up $114.2 million or 10.0% compared with $1.1 billion at December 31, 2004. Total investment securities at September 30, 2005 were $248.2 million, down $53.4 million or 17.7% compared with $301.6 million at December 31, 2004. Total loans at September 30, 2005 were $847.9 million, up $154.3 million or 22.2% compared with $693.5 million at December 31, 2004. Total deposits at September 30, 2005 were $880.7 million, up $653,000 or 0.07% compared with $880.1 million at December 31, 2004. Total borrowings at September 30, 2005 were $227.9 million, up $121.9 million or 115.1% compared with $105.9 million at December 31, 2004. Loan growth during the nine months ended September 30, 2005 was primarily funded by bank borrowings as deposit growth has softened due to increased competition.

Shareholders’ equity at September 30, 2005 was $109.0 million, an increase of $4.2 million or 4.0% compared with $104.8 million at December 31, 2004. Outstanding shares at September 30, 2005 (period-end) were 7,845,472.

Texas United Bancshares, Inc. is a registered financial holding company listed on the NASDAQ National Market under the symbol “TXUI.” Texas United operates through two wholly-owned subsidiary banks, State Bank and GNB Financial, n.a., which offer a complete range of banking services through 29 full-service banking centers located in central and south central Texas and in areas north and south of the Dallas-Fort Worth metroplex. In addition, State Bank operates four loan production offices and 13 limited service branches located in Houston, San Antonio and Austin.

Forward-Looking Statements:

Except for historical information, certain of the matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the following: general business and economic conditions in the markets Texas United serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in the interest rate environment which could reduce Texas United’s net interest margin; acquisition integration may be more difficult than anticipated; legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry; competitive factors may increase, including product and pricing pressures among financial services organizations; and changes in accounting principles, policies or guidelines. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in Texas United’s reports and registration statements filed with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

Contact:

Jeffrey A. Wilkinson

Executive Vice President and Chief Financial Officer

979-968-8451

jeff.wilkinson@statebanktx.com

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TEXAS UNITED BANCSHARES. INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,		December 31, 2004
	2005	2004
	(Unaudited)
ASSETS
Cash and due from banks	$41,282	$19,196	$36,752
Federal funds sold	6,600	—	4,015

Total cash and cash equivalents	47,882	19,196	40,767

Securities available for sale, at fair value	223,668	255,753	301,631
Securities held to maturity, at cost	24,563	—	—

Total loans, including loans held for sale	847,861	498,632	693,548
Allowance for loan losses	(7,835)	(4,535)	(6,685)

Total loans, net	840,026	494,097	686,863

Premises and equipment, net	43,807	29,196	39,730
Accrued interest receivable	6,207	3,559	5,214
Goodwill	39,835	17,537	40,117
Core deposit intangibles, net	4,783	316	5,341
Mortgage servicing rights, net	4,834	4,769	4,698
Other assets	19,917	14,904	17,005

Total assets	$1,255,522	$839,327	$1,141,366

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$217,638	$126,107	$187,454
Interest-bearing	663,090	562,792	692,621

Total deposits	880,728	688,899	880,075

Securities sold under agreement to repurchase	6,698	8,900	6,291
Federal funds purchased	—	973	15,125
Junior subordinated deferrable interest debentures	17,520	12,365	17,520
Borrowings	227,882	39,925	105,940
Other liabilities	13,708	9,612	11,603

Total liabilities	1,146,536	760,674	1,036,554

SHAREHOLDERS’ EQUITY
Common stock	7,851	6,336	7,802
Additional paid-in capital	76,171	51,007	75,935
Retained earnings	28,149	21,037	21,921
Accumulated other comprehensive (loss) income	(3,068)	390	(729)
Less treasury stock, at cost	(117)	(117)	(117)

Total shareholders’ equity	108,986	78,653	104,812

Total liabilities and shareholders’ equity	$1,255,522	$839,327	$1,141,366

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Year Ended December 31, 2004
	2005	2004	2005	2004
	(Unaudited)
INTEREST INCOME
Loans	$17,079	$8,966	$45,452	$23,956	$36,822
Investment securities - taxable	2,356	2,227	7,994	5,639	8,161
Investment securities - tax-exempt	296	97	529	292	436
Federal funds sold and other temporary investments	144	7	58	14	30

Total interest income	19,875	11,297	54,033	29,901	45,449

INTEREST EXPENSE
Deposits	3,499	2,320	9,927	6,144	9,223
Federal funds purchased	378	57	851	119	194
Junior subordinated deferrable interest debentures	391	266	1,171	798	1,189
Borrowings	1,853	643	3,840	1,535	2,157

Total interest expense	6,121	3,286	15,789	8,596	12,763

Net interest income	13,754	8,011	38,244	21,305	32,686
Provision for loan losses	1,035	700	2,798	1,150	1,850

Net interest income after provision for loan losses	12,719	7,311	35,446	20,155	30,836

NONINTEREST INCOME
Service charges on deposit accounts	2,398	1,869	6,696	5,196	6,931
Mortgage servicing revenue	358	217	917	715	888
Net (loss) gain on sale of securities	(63)	19	(184)	167	114
Net gain on sale of loans	2,521	2,544	7,496	6,204	9,213
Other noninterest income	1,206	539	3,984	1,995	1,937

Total noninterest income	6,420	5,188	18,909	14,277	19,083

NONINTEREST EXPENSE
Salaries and benefits	9,492	5,664	24,733	15,660	23,798
Occupancy	1,986	1,214	5,786	3,419	5,596
Other noninterest expense	3,724	3,411	11,754	8,556	11,667

Total noninterest expense	15,202	10,289	42,273	27,635	41,061

Earnings before provision for income tax expense	3,937	2,210	12,082	6,797	8,858
Provision for income tax expense	1,247	649	3,978	2,176	2,808

Net earnings	$2,690	$1,561	$8,104	$4,621	$6,050

Earnings per common share:
Basic	$0.34	$0.30	$1.04	$1.04	$1.15
Diluted	$0.34	$0.29	$1.02	$1.00	$1.11
Dividends per common share					$0.28

Weighted average shares outstanding - basic	7,815	5,249	7,806	4,427	5,264
Weighted average shares outstanding - diluted	7,979	5,421	7,965	4,605	5,442

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	Quarterly					Year ended December 31,
	2005 3rd Qtr	2005 2nd Qtr	2005 1st Qtr	2004 4th Qtr	2004 3rd Qtr	2004	2003
	(Unaudited)
EARNINGS
Net interest income	$13,754	$12,942	$12,059	$11,381	$8,011	$32,686	$24,172
Provision for loan losses	1,035	1,041	722	700	700	1,850	2,900
Noninterest income	6,420	5,246	6,297	4,806	5,118	18,195	13,804
Noninterest expense	15,202	13,197	13,439	13,426	10,289	41,061	29,992
Net income	2,690	2,612	2,802	1,429	1,561	6,050	5,241
Basic earnings per share	$0.34	$0.33	$0.36	$0.18	$0.30	$1.15	$1.31
Diluted earnings per share	$0.34	$0.33	$0.35	$0.18	$0.29	$1.11	$1.26
Weighted average basic shares outstanding (in 000s)	7,815	7,805	7,798	7,776	5,249	5,264	3,984
Weighted average diluted shares outstanding (in 000s)	7,979	7,964	7,968	7,953	5,421	5,442	4,149

PERFORMANCE RATIOS
Return on average assets	0.84%	0.86%	0.97%	0.50%	0.76%	0.74%	0.86%
Return on average equity	10.01%	9.88%	10.66%	5.40%	10.35%	9.97%	14.12%
Net interest margin	4.85%	4.88%	4.87%	4.64%	4.33%	4.44%	4.44%
Efficiency ratio	75.12%	73.02%	73.42%	82.94%	77.95%	79.49%	77.33%
Full-time equivalent employees	573	595	557	522	409	522	313

CAPITAL
Average equity to average assets	8.41%	8.75%	9.08%	9.34%	7.39%	7.43%	6.07%
Tier 1 leverage capital ratio	6.92%	6.97%	7.10%	7.08%	9.07%	7.08%	6.46%
Tier 1 risk-based capital ratio	9.14%	9.61%	9.96%	10.40%	13.53%	10.40%	9.54%
Total risk-based capital ratio	9.99%	10.48%	10.83%	11.31%	14.39%	11.31%	10.47%
Book value per share	$13.89	$13.75	$13.35	$13.44	$12.43	$13.44	$9.49
Cash dividend per share	$0.08	$0.08	$0.08	$0.07	$0.07	$0.28	$0.28

ASSET QUALITY
Gross charge-offs	$833	$857	$684	$621	$449	$1,706	$3,238
Net charge-offs	$584	$589	$476	$456	$287	$964	$2,303
Net charge-offs to average loans	0.28%	0.30%	0.27%	0.27%	0.24%	0.19%	0.61%
Allowance for loan losses	$7,835	$7,383	$6,931	$6,685	$4,535	$6,685	$3,893
Allowance for loan losses to total loans	0.92%	0.94%	0.96%	0.96%	0.91%	0.96%	1.01%
Nonperforming loans	$4,953	$4,765	$3,208	$2,970	$1,978	$2,970	$1,988
Other real estate and repossessed assets	$1,167	$896	$641	$843	$586	$843	$273
Nonperforming assets to total assets	0.49%	0.46%	0.33%	0.33%	0.31%	0.33%	0.35%

END OF PERIOD BALANCES
Loans	$847,861	$786,675	$725,724	$693,548	$498,632	$693,548	$384,331
Total earning assets (before allowance for loan losses)	1,102,692	1,084,723	1,035,947	999,194	754,385	999,194	568,878
Total assets	1,255,522	1,242,003	1,180,166	1,141,366	839,327	1,141,366	637,684
Deposits	880,728	902,356	880,306	880,075	688,899	880,075	501,136
Shareholders’ equity	108,986	107,445	104,177	104,812	78,653	104,812	37,987

AVERAGE BALANCES
Loans	$822,938	$754,879	$699,763	$679,149	$476,826	$493,490	$376,988
Total earning assets (before allowance for loan losses)	1,124,095	1,063,221	1,004,551	980,258	736,516	735,847	544,778
Total assets	1,267,287	1,212,045	1,157,872	1,128,209	811,834	816,705	611,645
Deposits	885,055	895,889	884,117	890,913	664,560	639,850	486,441
Shareholders’ equity	106,598	106,065	105,190	105,320	59,999	60,663	37,112

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED YIELD/RATE ANALYSIS

(Unaudited)

	For the Three Months Ended September 30,
	2005			2004
	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate
	(Dollars in Thousands)
ASSETS
Interest-earning assets:
Total loans	$822,938	$17,079	8.23%	$476,826	$8,966	7.48%
Taxable securities	271,008	2,483	3.63%	248,203	2,227	3.57%
Tax-exempt securities	28,419	296	4.13%	8,687	97	4.44%
Federal funds sold	1,730	17	3.90%	2,800	7	0.99%

Total interest-earning assets	1,124,095	19,875	7.01%	736,516	11,297	6.10%
Less: allowance for loan losses (ALL)	(7,391)			(4,253)

Total interest-earning assets, net of ALL	1,116,704			732,263
Noninterest-earning assets	150,583			79,571

Total assets	$1,267,287			$811,834

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$204,378	$646	1.25%	$196,222	$665	1.35%
Saving and money market accounts	153,559	507	1.31%	115,974	351	1.20%
Time deposits	316,919	2,346	2.94%	219,076	1,304	2.37%
Federal funds purchased	36,502	378	4.11%	7,568	57	3.00%
Junior subordinated deferrable interest debentures	17,520	391	8.85%	12,365	266	8.56%
Other borrowings	209,111	1,853	3.52%	60,126	643	4.25%

Total interest-bearing liabilities	937,989	6,121	2.59%	611,331	3,286	2.14%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	209,065			133,288
Other liabilities	13,635			7,216

Total liabilities	1,160,689			751,835
Shareholders’ equity	106,598			59,999

Total liabilities and shareholders’ equity	$1,267,287			$811,834

Net interest income		$13,754			$8,011

Net interest spread			4.43%			3.96%
Net interest margin			4.85%			4.33%

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED YIELD/RATE ANALYSIS

(Unaudited)

	For the Nine Months Ended September 30,
	2005			2004
	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate
	(Dollars in Thousands)
ASSETS
Interest-earning assets:
Total loans	$759,217	$45,452	8.00%	$431,255	$23,956	7.42%
Taxable securities	285,426	7,994	3.74%	212,208	5,639	3.55%
Tax-exempt securities	16,604	529	4.26%	8,729	292	4.47%
Federal funds sold	2,468	58	3.14%	1,887	14	0.99%

Total interest-earning assets	1,063,715	54,033	6.79%	654,079	29,901	6.11%
Less: allowance for loan losses (ALL)	(7,079)			(4,061)

Total interest-earning assets, net of ALL	1,056,636			650,018
Noninterest-earning assets	155,765			75,432

Total assets	$1,212,401			$725,450

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$220,908	$2,134	1.29%	$173,328	$1,617	1.25%
Saving and money market accounts	156,829	1,468	1.25%	100,410	838	1.11%
Time deposits	310,286	6,325	2.73%	200,184	3,689	2.46%
Federal funds purchased	30,410	851	3.74%	9,887	119	1.61%
Junior subordinated deferable interest debentures	17,520	1,171	8.94%	12,365	798	8.62%
Other borrowings	152,067	3,840	3.38%	69,222	1,535	2.96%

Total interest-bearing liabilities	888,020	15,789	2.38%	565,396	8,596	2.03%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	200,351			112,010
Other liabilities	18,079			2,113

Total liabilities	1,106,450			679,519
Shareholders’ equity	105,951			45,931

Total liabilities and shareholders’ equity	$1,212,401			$725,450

Net interest income		$38,244			$21,305

Net interest spread			4.41%			4.08%
Net interest margin			4.81%			4.35%